

Alliance Entertainment

We bring entertainment to you!

First Quarter Fiscal 2025
Financial Results Conference Call

November 12, 2024

NASDAQ: AENT

Legal Disclaimer

This presentation (together with oral statements made in connection herewith, this "Presentation") is for informational purposes only. This Presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No representations or warranties, express or implied are given in, or in respect of, this Presentation. Although all information and opinions expressed in this Presentation, including industry and market data obtained from third-party industry publications and sources as well as from research reports prepared for other purposes, were obtained from sources believed to be reliable and are included in good faith, Alliance Entertainment Holding Corporation ("Alliance") has not independently verified the information obtained from these sources and cannot assure you of the information's accuracy or completeness. This information is subject to change. Some data are also based on the good faith estimates of Alliance, which are derived from their respective views of internal sources as well as the independent sources described above.

Nothing herein should be construed as legal, financial, tax or other advice. You should consult your own advisers concerning any legal, financial, tax or other considerations concerning the opportunity described herein. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs. Nothing contained herein shall be deemed a recommendation to any party to enter into any transaction or take any course of action.

Forward Looking Statements

Certain statements included in this Presentation that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," "project," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether identified in this Presentation, and on the current expectations of Alliance's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Alliance. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the rollout of Alliance's business and the timing of expected business milestones; the effects of competition on Alliance's future business; risks and failure by Alliance to meet the covenant requirements of its revolving credit facility, our ability to issue equity or equity-linked securities or obtain debt financing in the future, and the potential negative effect on the price and liquidity of Alliance's securities and those factors discussed in Alliance's Annual Report on Form 10-K for the fiscal year ended June 30, 2024 under the heading "Risk Factors".

Additional risks related to Alliance's business in particular include, but are not limited to competition, the ability of Alliance to grow and manage growth profitably, the ability of Alliance to maintain relationships with customers and suppliers and retain key employees; changes in the applicable laws or regulations; the possibility that Alliance may be adversely affected by other economic, business in Alliance's internal control over financial reporting, and/or competitive factors. There may be additional risks and uncertainties that Alliance does not presently know or currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Such risk factors also include, among others, future growth expectations and acquisitions; specific economic conditions in the United States; changes in laws and regulations; potential liability from future litigation; the diversion of management time on acquisitions and integration related issues; modifications or adjustments to Alliance's financial statements as a result of applicable securities laws; and general economic conditions. Most of these factors are outside Alliance's control and are difficult to predict.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with United States generally accepted accounting principles ("GAAP"). some of the financial information and data contained in this Presentation, such as Adjusted EBITDA, EBITDA-CapEx and EV/EBITDA, has not been prepared in accordance with GAAP. Alliance believes these non-GAAP measures of financial results provide useful informant to management and investors regarding certain financial and business trends relating to Alliance's financial condition and results of operations. Alliance's management uses these non-GAAP measures for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes.

Alliance believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends in and in comparing Alliance's financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Alliance's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Accordingly, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate Adjusted EBITDA in a different manner than we calculate this measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In evaluating Adjusted EBITDA and EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments we have reported. Our presentation of Adjusted EBITDA and EBITDA does not imply that our future results will be unaffected by these adjustments or any unusual or non-recurring items. You should review Alliance's audited financial statements, which have been included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

Trademarks

This Presentation contains trademarks, service marks, trade names, and copyrights of Alliance, and other companies, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade name or products in this Presentation is not intended to, and does not imply, a relationship with Alliance, or an endorsement of sponsorship by or of Alliance. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Alliance will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

The information contained herein is as of September 19,2024 and does not reflect any subsequent events.

Alliance Senior Management

Presenters:



BRUCE OGILVIE Executive Chairman

Bruce has spent his entire career in the entertainment distribution industry starting with the founding of Abbey Road Distributors in 1980. Over the next 14 years, Bruce led Abbey Road's growth to over $94 million in sales and successfully sold the business in 1994. In 1995, Bruce was awarded E&Y's Distribution Entrepreneur of the Year Award for his work with Abbey Road. Armed with start-up experience, a successful exit, and street-level distribution knowledge, in 1996, Bruce was selected by a bank group to turn around the 600-store chain, Wherehouse Records. Under Bruce's leadership Wherehouse emerged from bankruptcy within nine months and was sold to Cerberus Capital. Following his success with Wherehouse Records, Bruce bought a one-third interest in Super D in 2001 and assumed the role as CEO, joining with founders Jeff Walker and David Hurwitz. Bruce became the Chairman in 2013 after the merger of Super D and Alliance Entertainment.



JEFF WALKER Chief Executive Officer, Chief Financial Officer, Director

After earning a degree in Economics from UC Irvine, Jeff Walker and David Hurwitz founded the CD Listening Bar in 1990, a retail music store. A few years later, Jeff and David started wholesaling CDs from the back of the store, beginning the journey to create Super D, a music wholesaler founded in 1995. In 2001, Jeff and David Hurwitz sold a third of Super D to Bruce Ogilvie. Over the next decade, Bruce and Jeff continued to grow Super D's presence in the music wholesaling space, culminating with the acquisition of Alliance Entertainment in 2013. Upon the closing of the Alliance acquisition, Jeff became the CEO of the combined company. In 2015, Jeff was awarded E&Y's Distribution Entrepreneur of the Year award in Orange County.

Alliance Entertainment is the global category leading distributor in the $10 billion growing physical media industry.

We are the gateway between brands and retailers, leveraging 30 years of expertise to sustain significant scale and maintain high structural and economic barriers to entry.

600+ Suppliers

- Direct accounts with all major music, video, and gaming suppliers
- Tier-1 licensed product suppliers provide 80% of AENT purchases
- AENT supports suppliers with just-in-time inventory SKUs for eCommerce and retail channels

325K SKU's

- World's largest selection of music, movies, video games, gaming hardware, arcades, collectibles, toys, and consumer electronics
- AENT is the "longtail" provider to supplement and support omni-channel retailers with product to compete with Amazon.
- With inventory in one location, AENT is the low-cost provider worldwide

4,000+ Partners[1]

- 200+ omni-channel online customers
- Ships to 35,000+ storefronts
- Digital and streaming companies
- DTC websites and catalogs

1. Includes over 2,500 Independent Music (Record) Stores

WE BRING ENTERTAINMENT TO YOU!

As the premier entertainment company in the growing physical media industry, Alliance Entertainment is a key partner to major media enterprises, manufacturers, and content creators, serving over 4,000 Partners/Retailers.

Category leader in $10B+ physical media market; generated $1.1 billion revenue in FY24

- Leading position in physical media market provides unparalleled scale and leverage, creating significant structural and economic barriers to entry, safeguarding our market leadership
- The mature physical media market, valued at roughly $10 billion, continues to expand with high single-digit growth rates[1, 2, 3, 4, 5]
- Consistently outperformed competitors, over-indexing and gaining market share year after year

Exclusive distribution & licensing strengthens retailer relationships

- $250+ million of $1.1 billion FY24 revenue generated from exclusive distribution and licensing deals
- Focused on increasing exclusive content

Extensive product selection & broad distribution

- 325,000+ in stock SKUs
- Support 200+ online retailers and ship to 35,000+ storefronts in 72 countries

Proven ability to drive growth through acquisitions

- Successfully acquired and integrated 12 companies over the last 20 years
- Enter new markets, expand selection, and gain market share
- Further diversify revenue streams while capitalizing on shifting retail trends

Experienced Leadership with Proven Track Record

- Management team has deep industry experience and built AENT from the ground up to its current dominant position
- Leadership maintains high level of ownership, aligning interests with shareholders



Nasdaq:
AENT

Closing Price[1]	$4.95
Market Cap	$252M
52-week Range	$065-4.99
FY2024 Revenue	$1.1B
Avg Volume	127,225
Shares Outstanding	50.9M
Float	3.2M
Employee Owners	654

1) As of November 8, 2024

1) https://www.globenewswire.com/news-release/2024/07/29/2920207/0/en/Vinyl-Record-Market-is-expected-to-be-valued-at-USD-5-42-billion-by-2033-Exactitude-Consultancy.html
2) https://www.skyquestt.com/report/arcade-gaming-market
3) https://www.toyassociation.org/ta/research/data/u-s-sales-data/toys/research-and-data/data/us-sales-data.aspx
4) Game Consoles - United States | Statista Market Forecast
5) https://www.statista.com/forecasts/1275477/revenue-video-game-united-states

$10B+ Physical Media (PM) Market Opportunity

- Market normalizing to historical growth levels after pandemic induced elevation
  - Vinyl, arcades, games, toys, and collectibles continue to grow at high single digit rates
- Despite rise of digital, underlying opportunities for PM:

Vinyl resurgence: **43M+ vinyl album unit sales in 2023,** surging in popularity due to sound quality, collectability, artwork and bonus items



CD's join vinyl revival with 1st half '24 sales up 3.2% YoY on K-pop sales and sales from megastars including **Taylor Swift's newest album with 1.1M CDs sold in first week**



Social media and ecommerce platforms **adding new PM products – Influencers are the drivers**

TikTok SHOP SHEIN

Global Vinyl Records Market[1]
$ in Billions


$2.2
10.5%
CAGR
$5.4
2024
2033

Global Video Game Market[2]
$ in Billions


$282.3
8.8%
CAGR
$363.2
2024
2027

Global Brand Licensing Market[3]
$ in Billions


$35.2
4.4%
CAGR
$51.2
2023
2032

1) Verified Market Research
2) https://www.statista.com/outlook/dmo/digital-media/video-games/worldwide
3) Business Research Insights

Exclusive Distribution: $250M+ Revenue Annually

Exclusive distribution is a big focus and huge growth opportunity for Alliance Entertainment. Studios and labels which have moved to Distribution Solutions, AMPED, and Mill Creek divisions see increases in sales because of the industry's largest customer base, including retailers and websites filled with Alliance DTC capabilities.

DISTRIBUTION SOLUTIONS
a division of Alliance Entertainment

Distribution Solutions
Trusted full-service film and TV distributor for many of the most prominent studios and independent content providers in the entertainment industry.

- Exclusive contracts with 60+ studios (AMC Networks, Magnolia Home Entertainment, PBS Distribution, etc.)
- Distributes through major retailers (Amazon, Walmart, Target, etc.)
- Acquired from Sony Pictures in 2018; increased revenue from $80M to $134M

AMPED

AMPED
Leading supplier and marketer of physical music (vinyl and CD) offering an extensive suite of state-of-the-art distribution services.

- Exclusive distributor for 90+ music labels
- Exclusive artist physical media relationships include Usher, Shaboozy, Snoop Dogg, and K-pop sensation ATEEZ
- Sells and markets music through Amazon, Walmart, Target, Best Buy and 2,000+ independent music stores in the U.S.
- Organically grown over the last 10 years with net sales exceeding $75M in FY23 and $78M in FY24.

MILL CREEK ENTERTAINMENT

Mill Creek
Exclusively licenses video content from studios to create, manufacture, market and sell video DVD's.

- Video content licensed from Disney, Sony, Universal, Lionsgate, CBS, and significant independent studios.
- Products sold through Distribution Solutions direct to major retailers.

ARCADE1UP

Arcade1UP
Licenses and manufactures home arcade consoles with significant market share in the retro gaming space

- Exclusive North American distributor
- $74M revenue in FYE24
- $12.6M revenue in Q1FY25 vs $10.2M in Q1FY24

Acquisition History

- 20+ year history of disciplined, accretive acquisitions serving as main driver of growth
- Strategy entrenches market share and positioning to align successfully with the changing retail industry and consumer buying patterns
- Active pipeline – all-time-high after a period of no activity going public. Will build topline growth and leverage margins with additional synergies above the initial accretion

2013
Music & Video Distribution
- Super D acquires Alliance Entertainment becoming the largest music and video distributor
- The first major step in consolidating the 3 main packaged media categories. Super D rebrands to Alliance Entertainment post acquisition

2016
Music & VMI
- AN Connect Acquisition
- Walmart & Best Buy accounts added
- Vendor Managed Inventory system and software systems acquired, providing Alliance with a critical addition to its service offering

2018
Gaming
- Mecca Acquisition
- Microsoft, Sony, and Nintendo suppliers added
- Alliance enters the gaming space, expanding its already diverse physical media product offering

2018
Video Exclusive Distribution
- Distribution Solutions Acquisition
- Walmart, Amazon, Target, and Best Buy Video Movie Supplier Numbers added
- 20 exclusive video distribution studios acquired

2020
Gaming
- COKeM Acquisition
- Walmart, Best Buy, Target, GameStop, Kohls, and Costco accounts added
- Alliances adds the leading gaming distributor with significant store and DTC sales

2022
Toys & Collectibles
- Think 3Fold Acquisition
- Walmart expansion
- Alliance adds collectible toys with 4 feet of shelf space in 3,900 Walmart stores

2023
Public Listing
- Alliance consummates merger with Adara Acquisition Corp. to become a publicly traded company
- Listed on NASDAQ as AENT

Acquisition Case Study

DISTRIBUTION SOLUTIONS

A trusted full-service film and TV distributor acquired in 2018

- Consolidated movie distribution vertically and grew from 18 studios in 2018 to 60+ studios today.
- Consolidated fulfillment, bringing products in-house to create synergies and eliminate duplicate costs
- Created significant scale as AENT is the leading independent video distributor in the United States

Distribution Solutions Revenue
$ in Millions



8.9%
CAGR
$80.0
$134.0
2018
2024

M&A Criteria

- Historical multiples below 3.0x EBITDA before synergies and accretive
- Debt-free entity
- Set "Net" working capital requirement to ensure proper capitalization
- Seller note or earnout
- Bank financing approved

Automation & Restructuring

Significant post-pandemic operational restructuring to better align with suppliers and customers, improve margins and achieve record levels of profitability.

Investments & enhancements to automated handling equipment to:

- Reduce shipping times
- Streamline order processing
- Improve overall warehouse management
- Fulfillment costs are running 1% lower year over year

AutoStore Automated Storage & Retrieval System

- Installation January 2023 - Installing Of AutoStore in KY
- Eliminated aisles to create 190k sq ft additional warehouse space
- Improved warehouse operations, enabling increased levels of speed, reliability, capacity, and precision, resulting in significant cost savings

OPEX Sure Sort X

- Installation April 2024 - Press Release
- Provides a reliable and robust industrial solution to handle nearly 100% of customer-sortable products, including items 60% smaller, nearly 20% larger, and up to 4X heavier
- Annual labor savings of nearly $400,000, along with an immediate savings of $460,000 from avoiding retrofitting older sorting technology set to be retired

Closing of 162K SqFt of Minnesota Warehouse as of 5/31/24

- Significant cost savings from operational consolidation into KY Facility









Increased Storage Capacity | **Significant Cost Savings** | **Improved Energy Efficiency** | **24/7 Access**

Click Below For Video

Drone Footage of KY

Sortation of Vinyl on 1 of 6 sorters

Manufacture on Demand MOD

Q1 FY2025 Financial Highlights

Revenue
$ in millions


$227
$229
Q1 FY24
Q1 FY25

Cost of Revenue
$ in millions


$201
$203
Q1 FY24
Q1 FY25

Gross Margin


11.6%
11.2%
Q1 FY24
Q1 FY25

Earnings Per Share


$0.01
Q1 FY24
Q1 FY25
$-0.07

Net Income (Loss)
$ in millions


$0.4
Q1 FY24
-$3.5
Q1 FY25

Adjusted EBITDA
$ in millions


$3.4
$1.3
Q1 FY24
Q1 FY25

Select Financials

REVENUE

$ in millions
Fiscal Year Ended 6/30; TTM Ended 9/30



Covid Spike[3]
$1,324
$1,417
$1,158
$1,100
$1,103
FY21
FY22
FY23
FY24
TTM

EARNINGS PER SHARE

FY21	FY22	FY23	FY24	TTM
$0.23	$0.60	$(0.74)	$.09	$0.17

ADJUSTED EBITDA[1]

$ in millions
Fiscal Year Ended 6/30; TTM ended 9/30



$68.6
$60.0
$(17.6)[2]
$24.3
$26.4
FYE21
FYE22
FYE23
FYE24
TTM

ADJUSTED EBITDA MARGIN

FYE21	FYE22	FYE23	FYE24	TTM
5.2%	4.2%	-1.5%	2.2%	2.4%

Balance Sheet

$ in millions
Fiscal Year Ended 6/30

	FY 21	FY 22	FY 23	FY 24	Q1 25
Debt	$53.6	$136.0	$133.3	$79.6	$85.4
Inventory	$141.7	$249.4	$146.8	$97.4	$138.5

Strong working capital management while growing SKU's and leveraging to EBITDA dollars.

- Strong capital position
- Improvement in working capital
- Focus on licensing opportunities from Movie Studios

1. A reconciliation of Adjusted EBITDA to GAAP Net Income is provided on Exhibit 1.
2. Adjusted EBITDA for FY 2023, includes excessive transportation costs, markdowns and other arcade related costs of $35.8M outlined on slide 23.
3. 9 and 12 months from COKeM acquisition done on 9/29/20 including $406MM & 518MM income.

Improving Performance and Strategic M&A: Pathway to Future Growth

As the capital light, low-cost provider with the largest reach, Alliance is focused on adding market share, improving margins, and growing EBITDA.

Market Share Growth

- Channel expansion where direct vendor selling remains low and cost-ineffective, including digital and streaming companies
- Expand exclusive distribution agreements; $250M+ sales in FY24
- Capitalize on evolving trends in the physical media market as the market leader

Automation & Restructuring

- Investing in advanced automated handling technologies to boost operational efficiency and scale, driving cost savings and improving margins

Add New Products & Verticals through M&A

- M&A enables rapid and accretive entry into complementary new products and verticals across music, video, gaming, toys and collectibles
- Strengthens retail relationships with major partners
- Opportunities:
  - Aging-out family-owned suppliers
  - Large studios/companies looking to sell/license physical media rights or exit market
  - Strategic entertainment distributors and wholesalers
  - Licensees and manufacturers of entertainment products
  - ECommerce retailers of entertainment products

Capital light model, working capital improvement, efficiencies, and scale separate AENT from competitors

Alliance Entertainment

8201 Peters Road, Ste 1000
Plantation, FL 33324

SCAN BELOW:

Investor Relations
Dave Gentry, CEO
RedChip Companies
_1-407-644-4256_
AENT@redchip.com

www.aent.com

Link to Alliance Entertainment Press Releases



Appendix

Alliance Leadership Team

94% Insider Ownership[1]

Senior Management:



Bruce Ogilvie Executive Chairman

Bruce has spent his entire career in the entertainment distribution industry starting with the founding of Abbey Road Distributors in 1980. Over the next 14 years, Bruce led Abbey Road's growth to over $94 million in sales and successfully sold the business in 1994. In 1995, Bruce was awarded E&Y's Distribution Entrepreneur of the Year Award for his work with Abbey Road. Armed with start-up experience, a successful exit, and street-level distribution knowledge, in 1996, Bruce was selected by a bank group to turn around the 600-store chain, Wherehouse Records. Under Bruce's leadership Wherehouse emerged from bankruptcy within nine months and was sold to Cerberus Capital. Following his success with Wherehouse Records, Bruce bought a one-third interest in Super D in 2001 and assumed the role as CEO, joining with founders Jeff Walker and David Hurwitz. Bruce became the Chairman in 2013 after the merger of Super D and Alliance Entertainment.



Jeff Walker Chief Executive Officer, Chief Financial Officer, Director

After earning a degree in Economics from UC Irvine, Jeff Walker and David Hurwitz founded the CD Listening Bar in 1990, a retail music store. A few years later, Jeff and David started wholesaling CDs from the back of the store, beginning the journey to create Super D, a music wholesaler founded in 1995. In 2001, Jeff and David Hurwitz sold a third of Super D to Bruce Ogilvie. Over the next decade, Bruce and Jeff continued to grow Super D's presence in the music wholesaling space, culminating with the acquisition of Alliance Entertainment in 2013. Upon the closing of the Alliance acquisition, Jeff became the CEO of the combined company. In 2015, Jeff was awarded E&Y's Distribution Entrepreneur of the Year award in Orange County.



Warwick Goldby Chief Operating Officer

Warwick Goldby joined Alliance in 2016 as a Project Manager with over 20 years of experience in operations, inventory management, analytic problem solving and performance analysis. His critical role in the Company's recent automation initiatives, including AutoStore storage and retrieval technology and Sure Sort® X, a cost-saving sortation technology system have positioned him to lead the Company's overall operations and continue to steer innovation.



Amanda Gnecco Chief Accounting Officer

Amanda Gnecco joined Alliance Entertainment in 2018 as a Senior Accountant and brings over 15 years of experience in finance and accounting for both private and public companies. She has a proven track record of navigating complex financial landscapes and driving major initiatives like acquisitions and our recent de-SPAC transaction. In this new position, she will lead the Accounting and Finance team in SEC reporting, regulatory compliance, corporate governance, risk management, cost management, and environmental, social, and governance (ESG) reporting.



Robert Black Chief Compliance Officer

Robert Black joined Alliance Entertainment in 2019 and has more than 25 years of diverse experience and has an impressive background of high performing financial planning and analysis, improving operating results and profitability, and has worked in both the private and public sectors. In this new role, he will be responsible for developing, implementing and managing compliance activities to ensure adherence with regulatory requirements. He will drive a culture of innovation to risk and information management that will ensure the highest standards throughout the organization.

Board of Directors:



Tom Donaldson Director, Compensation, Audit, and Nominating and Corporate Governance Committees

Tom is the Founder and Managing Partner of Blystone & Donaldson, a Charlotte, NC-based investment firm that focuses on middle-market companies. Mr. Donaldson was a director of Adara Acquisition Corp. from its inception in August 2020 through its business combination in February 2023. Prior to Blystone & Donaldson, Mr. Donaldson served as an executive at Investors Management Corporation ("IMC") where he focused on investment decisions, managing risk and developing relationships with companies of interest. Prior to IMC, he served as a Partner of Morehead Capital Management, LLC ("Morehead") before it was merged into IMC in 2016. Prior to Morehead, he practiced law as an associate and then a Partner at McGuireWoods LLP where he represented private funds and their portfolio companies in corporate governance, structuring and financing transactions and operating businesses in a wide variety of industries. Mr. Donaldson received his Master of Business Administration degree and Juris Doctor degree from Villanova University. He earned his undergraduate degree in Political Science from North Carolina State University.



Tom Finke Director, Chair of Compensation, Audit, and Nominating and Corporate Governance Committees

Tom has served as a director of Invesco Ltd. (NYSE: IVZ) since December 3, 2020. Mr. Finke served as Chairman of Adara Acquisition Corp. from its inception in August 2020 and as its Chief Executive Officer from June 2022, in each case until its business combination with Alliance. Prior to joining the Board of Invesco, Mr. Finke was the Chairman and CEO of Barings LLC from 2016-2020, and Chairman and CEO of Babson Capital Management, LLC from 2008-2016. Mr. Finke also served as the Executive Vice President and Chief Investment Officer of MassMutual Life from 2008-2011. Mr. Finke earned a Master of Business Administration degree from Duke University's Fuqua School of Business in 1991, and a Bachelor's of Science degree from the University of Virginia's McIntire School of Commerce in 1986. In addition to his distinguished professional career, Mr. Finke is a Trustee of Davidson College, a member of the Board of Visitors of the Fuqua School of Business, Chairman of the Board of Charlotte Center City Partners, a member of the Board of Directors of the National Math & Science Initiative, and a member of the Investment Committee of the Roman Catholic Diocese of Charlotte.



Chris Nagelson Director, Compensation, and Nominating and Corporate Governance Committees

Chris was the Vice President, DMM for Walmart, Inc. in Bentonville, AR. During that period, he was responsible for providing the strategic direction for the department that delivered market share growth as well as supported the overall corporate strategy. Chris also identified and established key performance indicators to improve team efficiencies and sales strategies and led a broad, cross-functional team in strategic executive-level planning. From June 1997 to February 2005, Chris was the Divisional Merchandise Manager for American Eagle Outfitters, Inc., based in Pittsburgh, PA.



Teri Wielenga Director, Chair of Audit Committee

Teri is a senior global finance executive, board director, and advisor with more than 30 years of experience at complex, highly regulated Fortune 500 companies and a Big Four accounting firm. She has led global tax policy and strategy for Gilead Sciences (Nasdaq: GILD). She currently serves as board director, secretary, treasurer for The Gilead Foundation, and also currently serves as audit committee chair for the Arc Research Institute. Teri managed rapid global growth as the Senior Vice President of Tax for Allergan (NYSE: AGN). She also previously served as board director, chief financial officer of the Allergan Foundation and served as a board director for multiple Allergan subsidiaries in Ireland, Japan, and Bermuda.

1. Including non-beneficial ownership of Ogilvie Legacy Trust; Mr. Ogilvie's two adult children are trustees of the Ogilvie Legacy Trust dated September 14, 2021. Mr. Ogilvie disclaims beneficial ownership of the shares held by such trust.

Exhibit 1

Reconciliation of Adjusted EBITDA to GAAP Net Income

($ in 000's)

	QoQ		Fiscal Year			
	09-30-2024	09-30-2023	06-30-2024	06-30-2023	06-30-2022	06-30-2021
Operating Earnings Before Depreciation, Amortization & Arcade Adjustment (Adjusted EBITDA)	**$3,413**	**$1,305**	**$24,267**	**$(17,964)**	**$60,012**	**$68,548**
Net Income/(Loss) Per GAAP	**$397**	**$(3,462)**	**$4,581**	**$(35,404)**	**$28,619**	**$34,178**
Adj. EBITDA Calculation:						
Net Income/(Loss) per GAAP	397	(3,462)	4,581	(35,404)	28,619	34,178
Depreciation	426	590	1,904	2,221	3,097	5,623
Amortization	832	1,051	3,975	4,408	5,162	6,028
Interest Expense	2,839	3,140	12,247	11,715	4,056	2,938
IC-DISC Commissions	-	-	-	2,833	9,907	5,394
Income Tax Expense (Benefit)	(1,157)	(1,265)	(2,728)	(9,058)	9,423	10,791
Gain/(Loss) Disposal of PPE & FX Currency	76	33	33	(3)	7	102
Mergers & Acquisition Fees	-	1,251	4,254	5,687	(251)	3,509
Adjusted EBITDA	**$3,413**	**$1,305**	**$24,267**	**$(17,601)**	**$60,018**	**$68,564**
Adjusted EBITDA %	*1.5%*	*0.6%*	*2.2%*	*-1.5%*	*4.2%*	*5.2%*

Adjusted EBITDA for the 12 months ended June 30, 2023, includes the following costs:	
Excessive International Transportation Costs (Units Sold)	8,241
Excessive International Transportation Costs (On Hand)	7,100
Markdown for Arcades Sold	12,156
Incremental Storage Fees Arcades	4,643
Consumer Products Inventory Reserve	3,700
Total	**35,840** [1]

1. Because of 1-time supply chain issues of $35.8M of 1-time costs created the -$17.6M loss, and if you add back the $35.8M; Adjusted EBITDA would be positive $18.2M for the same period.

Exhibit 2
Consolidated Statement of Cash Flows

($ in 000's)	Quarter Ended 09-30-2024	Quarter Ended 09-30-2023	Year Ended 06-30-2024	Year Ended 06-30-2023	Year Ended 6-30-2022	Year Ended 6-30-2021
Cash Flows from Operating Activities						
Net Income (Loss)	**$397**	**$(3,462)**	**$4,581**	**$(35,404)**	**$28,496**	**$34,178**
Adjustments to Reconcile Net Income						
Net Cash provided by (Used In) Operating Activities						
Inventory Write-Down	-	-	-	10,800	-	-
Depreciation of Property and Equipment	426	590	1,904	2,221	3,096	5,623
Amortization of Intangible Assets	832	1,051	3,976	4,408	5,163	5,772
Amortization of Deferred Financing Costs (Included in Interest)	351	42	861	167	165	334
Bad Debt Expense	302	-	687	598	496	225
Deferred Income Taxes	(967)	87	(3,634)	(10,630)	1,177	1,543
Stock Based Compensation Expense	-	-	1,386	-	-	-
Loss on Disposal of Fixed Assets	(15)	1,328	75	213	-	87
Changes in Assets and Liabilities, Net of Acquisitions		-				
Trade Receivables	(10,341)		11,896	(4,626)	12,138	8,053
Related Party Receivable	-	11,348	-	245	1,231	157
Inventory	41,060	-	49,334	99,729	(107,778)	(8,617)
Income Taxes Payable/Receivable	(424)	(12,669)	517	(1,533)	(1,867)	4,453
Operating Lease Right-Of-Use Assets	750	(1,233)	(17,269)	3,505	4,299	(817)
Operating Lease Obligations	(486)	884	16,968	(3,893)	(4,583)	664
Other Assets	(1,176)	(971)	3,357	5,031	(5,230)	1,980
Accounts Payable	43,032	1,142	(18,401)	(68,950)	(16,146)	18,686
Accrued Expenses	(3,243)	3,123	(420)	(952)	(1,980)	2,395
Net Cash Provided by (Used in) Operating Activities	**$(11,622)**	**$(3,999)**	**$55,818**	**$3,388**	**$(83,554)**	**$74,718**

Sales by Configuration



$600,000
$550,000
$500,000
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
Quarter Ended 9/30/2024
Quarter Ended 9/30/2023
Year Ended 6/30/2024
Year Ended 6/30/2023
Year Ended 6/30/2022
Gaming
Vinyl
DVD/Blu-ray/UltraHD
CDs
Collectibles, Toys & Consumer Products
Freight
Exclusive Distribution Fees
Digital Delivery

The **global vinyl records market** size is estimated to grow by **USD 790.55 million** from 2024 to 2028, according to Technavio.

(In Thousands)		Quarter Ended 9/30/2024			Quarter Ended 9/30/2023			Year Ended 6/30/2024			Year Ended 6/30/2023			Year Ended 6/30/2022	
Gaming	$	57,108	25%	$	52,600	23%	$	338,135	24%	$	391,308	30%	$	557,658	72%
Vinyl	$	70,470	31%	$	67,271	30%	$	329,264	23%	$	324,141	24%	$	329,202	42%
DVD/Blu-ray/UltraHD	$	51,828	23%	$	48,628	21%	$	207,434	15%	$	189,997	14%	$	272,921	35%
CDs	$	34,439	15%	$	33,128	15%	$	130,018	9%	$	127,999	10%	$	151,583	20%
Collectibles, Toys & Consumer Products	$	7,278	3%	$	10,638	5%	$	42,887	3%	$	79,524	6%	$	57,980	7%
Freight	$	3,054	1%	$	3,596	2%	$	16,030	1%	$	21,091	2%	$	21,682	3%
Exclusive Distribution Fees	$	2,510	1%	$	3,575	2%	$	16,954	1%	$	16,269	1%	$	17,874	2%
Digital Delivery	$	2,303	1%	$	7,319	3%	$	19,761	1%	$	8,393	1%	$	8,476	1%
Grand Total	$	228,990		$	226,755		$	1,100,483		$	1,158,722		$	1,417,376	

The **global brand licensing market** is projected to **grow from USD 274.9 billion in 2022 to USD 385.4 billion** by 2027 at a CAGR of 4.1% from 2022 to 2027.

Quarterly Gross Profit, Net Income & Adj. EBITDA



($ in 000's)
Quarterly Adjusted EBITDA
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
($10,000)
($20,000)
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Gross Profit
GAAP Income
Adjusted EBITDA

	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25
Gross Profit	$23,225	$37,469	$26,221	$32,196	$28,409	$67,919	$41,512	$44,843	$40,720	$73,038	$40,138	$28,487	$25,468	$20,897	$27,326	$30,241	$26,254	$47,703	$28,013	$26,920	$25,535
GAAP Income	($1,912)	$5,338	($3,245)	$5,180	$2,576	$16,408	$8,872	$6,324	$5,673	$23,853	$3,713	($4,744)	($7,509)	($15,515)	($7,750)	($4,632)	($3,462)	$8,914	($3,378)	$2,506	$397
Adjusted EBITDA	$4,414	$11,233	$4,819	$13,088	$8,183	$31,147	$13,456	$15,762	$13,681	$37,260	$9,629	($551)	($4,128)	($14,512)	($2,380)	$3,420	$1,305	$17,921	$2,938	$2,101	$3,413

Income Statement

($ in 000's)

	QoQ		Fiscal Year			
	09-30-2024	09-30-2023	06-30-2024	06-30-2023	06-30-2022	06-30-2021
Revenue	$228,990	$226,755	$1,100,483	$1,158,722	$1,417,377	$1,323,567
YoY Revenue Growth %				*-18.3%*	*7.1%*	*70.7%*
Cost of Goods Sold	203,455	200,501	971,594	1,054,788	1,234,995	1,140,885
Gross Profit	$25,535	$26,254	$128,890	$103,934	$182,382	$182,682
Gross Profit %	*11.2%*	*11.6%*	*11.6%*	*9.0%*	*12.9%*	*13.8%*
Operating Expenses:						
Distribution and Fulfilment Expense	9,018	11,714	48,818	62,841	64,260	56,885
Selling, General and Administrative	13,145	14,439	57,651	59,060	58,110	57,249
Total Operating Expenses	22,163	26,153	106,469	121,901	122,370	114,134
	9.7%	*11.5%*	*9.6%*	*10.5%*	*8.6%*	*8.6%*
Non-Operating Expenses:						
Depreciation	426	590	1,904	2,221	3,097	5,623
Amortization	832	1,051	3,975	4,408	5,162	5,772
Interest Expense	2,839	3,140	12,247	11,715	4,056	2,938
IC-DISC Commissions	-	-	-	2,833	9,907	5,394
Income Tax Expense (Benefit)	(1,157)	(1,265)	(2,728)	(9,058)	9,423	10,791
Gain/(Loss) on Disposal of PPE	76	-	33	(3)	-	87
Mergers & Acquisition Fees & Other(s)	-	1,251	3,792	5,321	(251)	3,509
Total Non-Operating Expenses	3,016	4,767	19,223	17,437	31,394	34,370
	1.3%	*2.1%*	*1.7%*	*1.5%*	*2.2%*	*2.6%*
Adjusted EBITDA[1]	**$3,413**	**$1,305**	**$24,267**	**$(17,601)**	**$60,019**	**$68,563**
Adjusted EBITDA %	*1.5%*	*0.6%*	*2.2%*	*-1.5%*	*4.2%*	*5.2%*

Adjusted EBITDA for the 12 months ended June 30, 2023, includes the following costs:

	06-30-2023
Excessive International Transportation Costs (Units Sold)	8,241
Excessive International Transportation Costs (On Hand)	7,100
Markdown for Arcades Sold	12,156
Incremental Storage Fees Arcades	4,643
Consumer Products Inventory Reserve	3,700
Total	**$35,840**[2]

1. A reconciliation of Adjusted EBITDA to GAAP Net Income is provided on Exhibit 1.
2. Because of 1-time supply chain issues of $35.8M of 1-time costs created the -$17.6M loss, and if you add back the $35.8M; Adjusted EBITDA would be positive $18.2M for the same period.

Balance Sheet

($ in 000's)	Quarter Ended 09-30-2024	Quarter Ended 09-30-2023	Audited As of 06-30-2024	Audited As of 06-30-2023	Audited As of 06-30-2022	Audited As of 06-30-2021
ASSETS						
Cash and Equivalents.	4,290	1,225	1,129	865	1,469	4,028
Accounts Receivable	102,411	93,504	92,537	104,939	98,699	111,332
Inventory	***138,488***	***159,432***	***97,429***	***146,763***	***249,439***	***141,661***
Other Current Assets	6,451	7,054	5,298	8,299	9,373	8,763
Net PP&E & Operating Lease Right-OF-Use Assets	33,900	16,802	35,066	18,276	11,644	18,988
Net Intangible Assets	12,549	16,306	13,381	17,356	18,764	23,927
Net Goodwill	89,116	89,116	89,116	89,116	79,903	79,903
Total Other Assets	8,455	5,151	7,036	3,916	3,748	361
Total Assets	395,660	388,590	340,812	$389,530	$473,039	$388,963
LIABILITIES						
Accounts Payable & Accrued Expenses	182,344	160,707	142,579	160,962	209,760	227,887
Revolving Credit Facility, Net, & Shareholder Loan	***95,423***	***125,684***	***79,587***	***133,281***	***135,968***	***53,580***
Other Current Liabilities	5,595	16,243	10,344	6,996	4,871	10,719
Non-Current Liabilities	24,272	7,224	20,680	8,757	13,512	16,475
Total Liabilities	307,634	309,858	253,183	309,996	364,111	308,661
EQUITY	88,026	78,732	87,629	79,534	108,928	80,302
Total Liabilities and Equity	$395,660	388,590	$340,812	$389,530	$473,039	$388,963